EXHIBIT 99.1

Carolina Bank Holdings, Inc. Reports EPS of $0.85 for 2013

GREENSBORO, N.C., Jan. 30, 2014 (GLOBE NEWSWIRE) -- Carolina Bank Holdings, Inc. (Nasdaq:CLBH) today reported 2013 results with highlights as follows:

2013 and 4th Quarter Financial Highlights

  Carolina Bank, the subsidiary of Carolina Bank Holdings, Inc., continued to maintain 'Well Capitalized' status, the highest regulatory capital measure. Capital ratios at December 31, 2013 for Carolina Bank were 8.86% for Tier 1 leverage, 11.19% for Tier 1 risk-based, and 13.85% for total risk-based.
  $5 million of the $16 million in outstanding preferred stock was repurchased in August 2013 which should be $0.12 accretive to diluted earnings per common share in 2014 based on current interest rates.
  Average non-interest bearing demand deposits increased 32.5% in 2013 from 2012. Average non-interest bearing demand deposits increased 35.1% in the fourth quarter of 2013 from the fourth quarter of 2012.
  Loans held for investment increased $13.4 million during the fourth quarter to $444.1 million at December 31, 2013.
  In response to a decline in mortgage banking activity and income, the number of full-time equivalent employees was reduced to 191 at December 31, 2013 from 208 at December 31, 2012.
  Net income for 2013 was the second highest in our history at $4,010,000 compared to a record $7,502,000 in 2012.
  Diluted net income per common share decreased to $0.85 in 2013 from $1.85 in 2012. Diluted net income (loss) per common share was $(0.12) and $0.55 for the fourth quarters of 2013 and 2012, respectively.
  Net income available to common stockholders was $2,928,000 in 2013 compared to $6,276,000 in 2012. Net income (loss) available (allocable) to common stockholders was $(425,000) and $1,884,000 for the fourth quarters of 2013 and 2012, respectively.
  The net interest margin, computed on a fully taxable basis, was 3.59% in 2013 compared to 3.89% in 2012.
  Our Winston–Salem office was relocated to Stratford Road, the most desirable shopping area, in December 2013.

"We continued our goal of building shareholder value in the fourth quarter by strengthening our relationships with customers as evidenced by an increase in average non-interest bearing demand deposits of 32.5% and by increasing our loans held for investment, primarily commercial loans, for the past two quarters in a row. We are focusing on continuing our growth in both of these important areas in the coming months to improve our net interest margin," said President and Chief Executive Officer Robert T. Braswell.

"As a result of the increase in mortgage interest rates and a decline in mortgage banking revenue of $5,489,000 during 2013, we have made a number of adjustments to continue a profitable mortgage banking operation. We eliminated 20 administrative positions which reduced annual compensation by approximately $750,000. We also opened loan production offices in Chapel Hill and Sanford during 2013 and employed an additional account executive in a major market. We continue to monitor the mortgage environment for opportunities to improve our profitability."

"We are disappointed to report a net loss in the fourth quarter of 2013 which primarily resulted from estimated loan losses of approximately $1.5 million on one loan relationship. We do not believe this loss is indicative of our high standards and strong credit culture," said Braswell. "Despite this one unexpected setback, classified and non-performing assets continue to decline, demonstrating an improvement in our overall credit quality."

About the Company

Carolina Bank, the banking subsidiary of Carolina Bank Holdings, Inc. began banking operations on November 25, 1996. The parent company is a North Carolina corporation organized in 2000. The bank is engaged in lending and deposit gathering activities in the Piedmont Triad of North Carolina, with operations in four counties: Guilford, Alamance, Forsyth and Randolph. The bank has eight full-service banking locations, four in Greensboro, one in Asheboro, one in High Point, one in Burlington, and one in Winston-Salem. Residential mortgage loan production offices are located in Burlington, Chapel Hill, Hillsborough, and Sanford in addition to a wholesale residential mortgage operation in Greensboro. The Company's stock is listed on the NASDAQ Global Market under the symbol CLBH. Further information is available on the Company's web site: www.carolinabank.com.

This press release contains forward-looking statements regarding future events. These statements are only predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include risks of managing our growth, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to be materially different from those in the forward-looking statements is contained in the Company's filings with the Securities and Exchange Commission. Carolina Bank Holdings, Inc. undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Balance Sheets
	December 31,
	2013	2012
	(unaudited)
	(in thousands, except share data)
Assets
Cash and due from banks	$ 6,037	$ 7,913
Interest-bearing deposits with banks	69,977	7,186
Securities available-for-sale, at fair value	62,016	42,036
Securities held-to-maturity	14,810	211
Loans held for sale	28,382	131,762
Loans	444,087	461,728
Less allowance for loan losses	(7,663)	(9,944)
Net loans	436,424	451,784
Premises and equipment, net	18,261	17,732
Other real estate owned	2,329	5,940
Bank-owned life insurance	11,129	10,765
Other assets	12,442	16,539
Total assets	$ 661,807	$ 691,868

Liabilities and Stockholders' Equity
Deposits
Non-interest bearing demand	$ 84,911	$ 73,032
NOW, money market and savings	342,970	343,740
Time	151,216	174,153
Total deposits	579,097	590,925

Advances from the Federal Home Loan Bank	2,885	15,982
Securities sold under agreements to repurchase	3,032	1,950
Subordinated debentures	19,610	19,563
Other liabilities and accrued expenses	7,579	9,586
Total liabilities	612,203	638,006

Stockholders' equity
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding 10,994 shares in 2013 and 16,000 in 2012	10,994	15,573
Common stock, $1 par value; authorized 20,000,000 shares; issued and outstanding 3,428,776 in 2013 and 3,387,045 in 2012	3,429	3,387
Common stock warrants	--	1,841
Additional paid-in capital	16,226	15,906
Retained earnings	18,336	15,408
Stock in directors' rabbi trust	(1,347)	(1,050)
Directors' deferred fees obligation	1,347	1,050
Accumulated other comprehensive income	619	1,747
Total stockholders' equity	49,604	53,862
Total liabilities and stockholders' equity	$ 661,807	$ 691,868

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Statements of Income (unaudited)
	Three Months		Years Ended
	Ended December 31,		December 31,
	2013	2012	2013	2012
	(in thousands, except per share data)
Interest income
Loans	$ 5,628	$ 7,072	$ 24,128	$ 27,703
Investment securities, taxable	390	273	1,221	1,195
Investment securities, non taxable	130	106	480	402
Interest from deposits in banks	66	25	242	93
Total interest income	6,214	7,476	26,071	29,393

Interest expense
NOW, money market and savings	243	345	1,099	1,835
Time deposits	443	576	1,935	2,569
Other borrowed funds	168	204	722	802
Total interest expense	854	1,125	3,756	5,206

Net interest income	5,360	6,351	22,315	24,187
Provision for loan losses	2,350	300	3,450	2,360
Net interest income after provision for loan losses	3,010	6,051	18,865	21,827
Non-interest income
Service charges	308	274	1,156	1,126
Mortgage banking income	2,527	5,207	12,421	17,910
Gain on sale of investment securities	--	37	272	37
Other	74	137	485	577
Total non-interest income	2,909	5,655	14,334	19,650

Non-interest expense
Salaries and benefits	3,792	5,023	17,153	18,085
Occupancy and equipment	708	664	2,944	2,693
Foreclosed property expense	5	578	967	2,663
Professional fees	626	461	1,552	1,280
Outside data processing	275	246	918	887
FDIC insurance	136	211	519	850
Advertising and promotion	177	251	830	797
Stationery, printing and supplies	171	176	649	640
Other	585	713	2,088	2,348
Total non-interest expense	6,475	8,323	27,620	30,243

Income (loss) before income taxes	(556)	3,383	5,579	11,234
Income tax expense (benefit)	(355)	1,196	1,569	3,732
Net income (loss)	(201)	2,187	4,010	7,502
Dividends and accretion on preferred stock	224	303	1,082	1,226
Net income (loss) available (allocable) to common stockholders	$ (425)	$ 1,884	$ 2,928	$ 6,276
Net income (loss) per common share
Basic	$ (0.12)	$ 0.56	$ 0.86	$ 1.85
Diluted	$ (0.12)	$ 0.55	$ 0.85	$ 1.85

Carolina Bank Holdings, Inc.
Consolidated Financial Highlights
Fourth Quarter 2013
(unaudited)
	Quarterly					Years Ended
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
($ in thousands except for share data)	2013	2013	2013	2013	2012	2013	2012

EARNINGS
Net interest income	$ 5,360	5,302	5,590	6,063	6,351	22,315	24,187
Provision for loan loss	$ 2,350	600	100	400	300	3,450	2,360
NonInterest income	$ 2,909	2,905	4,206	4,314	5,655	14,334	19,650
NonInterest expense	$ 6,475	6,229	7,534	7,382	8,323	27,620	30,243
Net income (loss)	$ (201)	1,023	1,470	1,718	2,187	4,010	7,502
Net income (loss) available to common stockholders	$ (425)	776	1,164	1,413	1,884	2,928	6,276
Basic earnings (loss) per share	$ (0.12)	0.23	0.34	0.42	0.56	0.86	1.85
Diluted earnings (loss) per share	$ (0.12)	0.23	0.34	0.42	0.55	0.85	1.85
Average common shares outstanding	3,428,776	3,423,961	3,403,347	3,387,813	3,387,045	3,410,974	3,387,045
Average diluted common shares outstanding	3,437,015	3,435,335	3,423,373	3,411,335	3,420,396	3,426,764	3,395,383

PERFORMANCE RATIOS
Return on average assets **	-0.25%	0.46%	0.70%	0.84%	1.11%	0.44%	0.93%
Return on average common equity **	-4.29%	7.93%	12.04%	14.68%	19.99%	7.52%	18.05%
Net interest margin (fully-tax equivalent) *	3.46%	3.46%	3.65%	3.94%	4.01%	3.59%	3.89%
Efficiency ratio	77.70%	75.27%	76.50%	70.78%	69.02%	74.88%	68.68%
# full-time equivalent employees - period end	191	203	215	215	208	191	208

CAPITAL
Equity to period-end assets	7.50%	7.54%	8.09%	8.21%	7.79%	7.50%	7.79%
Common tangible equity to assets	5.83%	5.91%	5.74%	5.89%	5.53%	5.83%	5.53%
Tier 1 leverage capital ratio - Bank	8.86%	8.81%	9.39%	9.34%	9.23%	8.86%	9.23%
Tier 1 risk-based capital ratio - Bank	11.19%	11.67%	12.68%	12.23%	11.27%	11.19%	11.27%
Total risk-based capital ratio - Bank	13.85%	14.76%	15.81%	15.28%	14.18%	13.85%	14.18%
Book value per common share	$ 11.26	11.51	11.23	11.72	11.30	11.26	11.30

ASSET QUALITY
Net charge-offs	$ 2,388	3,030	208	105	1,080	5,731	4,209
Net charge-offs to average loans *	2.21%	2.85%	0.20%	0.09%	0.95%	1.33%	0.90%
Allowance for loan losses	$ 7,663	7,701	10,131	10,239	9,944	7,663	9,944
Allowance for loan losses to loans held invst.	1.73%	1.79%	2.42%	2.37%	2.15%	1.73%	2.15%
Nonperforming loans	$ 16,731	19,606	16,501	10,806	13,067	16,731	13,067
Performing restructured loans	$ 10,381	10,933	14,151	14,391	13,822	10,381	13,822
Other real estate owned	$ 2,329	3,446	4,031	7,555	5,940	2,329	5,940
Nonperforming loans to loans held for investment	3.77%	4.55%	3.95%	2.50%	2.83%	3.77%	2.83%
Nonperforming assets to total assets	2.88%	3.45%	3.07%	2.72%	2.75%	2.88%	2.75%

END OF PERIOD BALANCES
Total assets	$ 661,807	667,833	669,489	674,764	691,868	661,807	691,868
Total loans held for investment	$ 444,087	430,736	418,158	431,754	461,728	444,087	461,728
Total deposits	$ 579,097	584,494	581,404	585,954	590,925	579,097	590,925
Stockholders' equity	$ 49,604	50,383	54,192	55,389	53,862	49,604	53,862

AVERAGE BALANCES
Total assets	$ 664,516	671,632	671,745	678,373	675,573	671,529	671,376
Total earning assets	$ 622,481	629,994	627,855	629,687	635,170	627,491	626,735
Total loans held for investment	$ 431,602	425,271	423,587	449,704	456,738	432,471	465,478
Total non interest-bearing demand deposits	$ 87,987	85,972	78,299	76,952	65,142	82,343	62,155
Common stockholders' equity	$ 39,339	38,803	38,764	39,044	37,487	38,927	34,761

* annualized for all periods presented
**return on average assets and on average common equity are computed using net income available to common stockholders
CONTACT: FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
         Carolina Bank Holdings, Inc.
         T. Allen Liles, EVP and CFO
         Telephone: 336-286-8746
         Email: a.liles@carolinabank.com